UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

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      3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11:

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      4) Date Filed:

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
                                                                  March 29, 2004


Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 26, 2004 at 11:00 A.M., at the American Stock Exchange, 86 Trinity Street, New York, New York. I look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect eight directors to serve for a one-year term. Information regarding these matters are set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted upon at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,

Walter C. Johnsen
President and Chief Executive Officer

                                      (1)

Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2004

Notice is hereby given that the Annual Meeting of Shareholders of Acme United Corporation will be held at the American Stock Exchange, 86 Trinity Street, New York, New York, on Monday, April 26, 2004, at 11:00 A.M. for the following purposes:

     1. To elect eight Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

     2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 9, 2004 will be entitled to vote at the meeting and at any adjournment thereof.

March 29, 2004
Fairfield, Connecticut                      --------------------------------
                                            Paul G. Driscoll, Vice President and
                                            Chief Financial Officer, Secretary
                                            and Treasurer


                             YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect the right to vote in person in the event you attend the meeting.

Enclosure: The Annual Report of the Company for the year 2003.

                                      (2)

                                                         Acme United Corporation
                                                        1931 Black Rock Turnpike
                                                    Fairfield, Connecticut 06825


ANNUAL MEETING OF SHAREHOLDERS
April 26, 2004
PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 26, 2004, or at any adjournment thereof. The purposes are set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. Any proxy given may be revoked by a shareholder orally or in writing at any time prior to the voting of the proxy.

The approximate date on which this Proxy Statement and the enclosed Proxy is first sent or given to shareholders is March 29, 2004.

Only holders of Common Stock of record at the close of business on March 9, 2004 will be entitled to vote at the meeting. Each holder of the 3,340,551 issued and outstanding shares of $2.50 par value Common Stock is entitled to one vote per share.

Each share of Common Stock is entitled to one vote on each question to be presented at the Annual Meeting. A plurality of the votes cast by the shares of stock entitled to vote, in person or by proxy, at the Annual Meeting will elect directors as long as a quorum is present. A quorum consists of a majority of the votes entitled to be cast on a question. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Annual Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Annual Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

                                      (3)

PRINCIPAL SHAREHOLDERS

The following information is given with respect to any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares) as of February 1, 2004:

---------------------------- ------------- -------------------- --------------
                                Type of      Shares Owned on      Percent of
Shareholder                    Ownership     February 1, 2004        Class
---------------------------- ------------- -------------------- --------------
Walter C. Johnsen               Direct         277,272 (1)           7.05
1931 Black Rock Turnpike
Fairfield, CT   06825
---------------------------- ------------- -------------------- --------------
R. Scott Asen                   Direct         607,690              15.46
Asen and Co.
224 East 49th Street
New York, NY   10017
---------------------------- ------------- -------------------- --------------

(1) In addition, Mr. Johnsen has the right to acquire 282,500 shares issuable upon exercise of outstanding options within 60 days of February 1, 2004.


SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates, as to each named executive officer and director and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of February 1, 2004. The persons shown have sole voting power in these shares except as shown in the footnotes below.

                                      Common Stock Beneficially Owned
                                         as of February 1,2004
--------------------------------------------------- ------- -------------------

                                 Number of Shares     (1)        Percent
--------------------------------------------------- ------- -------------------

James A. Benkovic....................62,000           (2)          1.58
--------------------------------------------------- ------- -------------------

Larry H. Buchtmann...................51,500           (3)          1.31
--------------------------------------------------- ------- -------------------

Paul G. Driscoll.....................16,525           (4)           *
--------------------------------------------------- ------- -------------------

George R. Dunbar ....................52,809           (5)          1.34
--------------------------------------------------- ------- -------------------

Richmond Y. Holden, Jr. .............32,972           (6)           *
--------------------------------------------------- ------- -------------------

Walter C. Johnsen...................559,772           (7)         14.24
--------------------------------------------------- ------- -------------------

Wayne R. Moore ......................50,143           (5)          1.28
--------------------------------------------------- ------- -------------------

Brian S. Olschan....................144,750           (8)          3.68
--------------------------------------------------- ------- -------------------

Gary D. Penisten ...................131,287           (5)          3.34
--------------------------------------------------- ------- -------------------

Stevenson E. Ward III ...............13,500           (9)           *
--------------------------------------------------- ------- -------------------

Susan M. Murphy ......................2,500          (10)           *
--------------------------------------------------- ------- -------------------

Executive Officers and Directors
   as a Group (10 persons)........1,117,758
--------------------------------------------------- ------- -------------------
                                                              *Less than 1.0%

                                      (4)

(1) Based on a total of 3,265,551 outstanding shares as of February 1, 2004 and 666,375 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(2) Includes 47,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(3) Includes 50,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(4) Includes 17,625 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(5) Includes 30,000 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(6) Includes 27,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(7) Includes 282,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(8) Includes 138,750 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(9) Includes 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

(10) Includes 2,500 shares issuable upon exercise of outstanding options exercisable within 60 days of February 1, 2004.

                                       (5)

ELECTION OF DIRECTORS

Each of the following persons has been nominated as a director until the next Annual Meeting of Shareholders and until his/her successor is chosen and qualified. The Board has determined that a majority of the following persons are "independent directors", as such term is defined in Section 121A of the American Stock Exchange's listing standards. The proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for the election as directors of the following nominees, all of whom are now members of the Board of Directors:

------------------------- -------------------------------------------- ---------
                                                                       Director
Nominees                  Principal Occupation                           Since
------------------------- -------------------------------------------- ---------
Walter C. Johnsen         President and Chief Executive Officer of the    1995
(age 53)                  Company since November 30,1995; Executive
                          Vice President from January 24, 1995 to
                          November 29, 1995. Formerly served as Vice
                          Chairman and a principal of Marshall
                          Products, Inc., a medical supply distributor.
------------------------- -------------------------------------------- ---------
Gary D. Penisten          Chairman of the Board of the Company since      1994
(age 72)                  February 27, 1996. From 1977 to 1988, he was
                          Senior Vice President of Finance, Chief
                          Financial Officer and a Director of
                          Sterling Drug Inc. From 1974 to 1977 he
                          served as Assistant Secretary (Financial
                          Management) of the United States Navy.
                          Prior to that, he was employed by General
                          Electric Company.
------------------------- -------------------------------------------- ---------
Wayne R. Moore            President and Chief Executive Officer of the    1976
(age 72)                  Moore Special Tool Company(1974-1993)and its
                          Chairman of the Board(1986-1993). He was
                          Chairman of the Board of the Producto
                          Machine Company (1994-1997). Mr. Moore was
                          Chairman of the Association for Manufacturing
                          Technology/U.S. Machine Tool Builders
                          (1985-1986) and Committee Member of the U.S.
                          Eximbank (1984).  He is a Trustee of the
                          American Precision Museum and on the Board
                          of Advisors of the Fairfield University
                          School of Engineering.
------------------------- -------------------------------------------- ---------

                                      (6)

------------------------- -------------------------------------------- ---------
George R. Dunbar          President of The U.S. Baird Corporation         1977
(age 80)                  since January 2001 and President of Dunbar
                          Associates, a municipal management consulting
                          firm. Former Chief Administrative Officer
                          for the City of Bridgeport. President
                          (1972-1987), Bryant Electric Division of
                          Westinghouse Electric Corporation,
                          manufacturer of electrical distribution and
                          utilization products, Bridgeport, CT.
------------------------- -------------------------------------------- ---------
Richmond Y. Holden, Jr.   President and Chief Executive Officer of        1998
(age 50)                  J.L. Hammett Co. since 1992.  J.L. Hammett
                          Co. is a retailer of educational products,
                          with 60 stores, focusing on the needs of
                          teachers and concerned parents. He is also
                          currently Chairman of the Board of PC-Build,
                          a computer upgrade, network services and
                          computer services company.
------------------------- -------------------------------------------- ---------
Brian S. Olschan          Executive Vice President and Chief Operating    2000
(age 47)                  Officer of the Company as of January 25,
                          1999; Senior Vice President - Sales and
                          Marketing from September 12, 1996 to January
                          24, 1999; formerly served as Vice President
                          and General Manager of the Cordset and
                          Assembly Business of General Cable
                          Corporation, an electrical wire and cable
                          manufacturer.
------------------------- -------------------------------------------- ---------
Stevenson E. Ward III     Vice President and Chief Financial Officer      2001
 (age 59)                 of Triton Thalassic Technologies, Inc. since
                          September 2000.  From 1999 thru 2000, Mr.
                          Ward served as Senior Vice President-
                          Administration of Sanofi-Synthelabo, Inc.
                          He also served as Executive Vice President
                          (1996-1999) and Chief Financial Officer
                          (1994-1995) of Sanofi, Inc. and Vice
                          President, Pharmaceutical Group, Sterling
                          Winthrop, Inc. (1992-1994). Prior to joining
                          Sterling he was employed by General Electric
                          Company.
------------------------- -------------------------------------------- ---------

                                      (7)

------------------------- -------------------------------------------- ---------
Susan H. Murphy           Vice President for Student and Academic         2003
(age 52)                  Services, Cornell University since 1994;
                          Dean of Admissions and Financial Aid from
                          1985 to 1994. Employed at Cornell since 1978.
                          Chair of Policy Committee, Council of Ivy
                          Presidents since 1997.
------------------------- -------------------------------------------- ---------

     Management does not expect that any of the nominees will become unavailable for election as a director, but, if for any reason that should occur prior to the Annual Meeting, the persons named in the proxy will vote for such substitute nominee, if any, as may be recommended by Management.

     There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons.

     The Board of Directors had seven meetings. All directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member. Board members are expected to attend annual meetings. All seven then-incumbent Board members attended the Annual Meeting held in 2003.

DIRECTORS' FEES

All directors who are not salaried employees received a fee of $3,000 per quarter plus $700 for each Board of Directors meeting attended. The Chairman of the Board earned an additional $700 per meeting to compensate for the broader responsibility and related effort. The fees earned for service on the Committees of the Board were $600 per Committee meeting and $600 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of each Committee earned an additional $600 per meeting to compensate for the broader responsibility and related effort.

                                      (8)

DIRECTORS STOCK OPTIONS

Under the Non-Salaried Directors Stock Option Plan, options were granted on April 28, 1997 for 10,000 shares each to Messrs. Dunbar, Moore and Penisten, of which 2,500 shares vested on April 28, 1997, 2,500 shares vested on April 28, 1998, 2,500 shares vested on April 28, 1999, and 2,500 shares vested on April 28, 2000. On April 27, 1998, options were granted for 2,500 shares each to Messrs. Dunbar, Moore and Penisten, of which all shares vested immediately. On April 27, 1998, options were granted for 10,000 shares to Richmond Y. Holden, Jr., of which 2,500 vested April 27, 1998, 2,500 vested on April 27, 1999, 2,500 vested on April 27, 2000 and 2,500 vested on April 27, 2001. On April 26, 1999, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2000, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2001, options were granted for 7,500 shares to Messrs. Dunbar, Holden, Moore and Penisten, of which all shares vested immediately. On April 24, 2001, options were granted for 10,000 shares to Stevenson E. Ward III of which 2,500 shares vested on April 25, 2001, 2,500 shares vested on April 25, 2002, 2,500 shares will vest on April 25, 2003 and 2,500 shares will vest on April 25, 2004. On April 22, 2002, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore, Penisten and Ward of which all shares vested immediately. On April 28, 2003, options were granted for 2,500 shares to Messrs. Dunbar, Holden, Moore, Penisten and Ward of which all shares vested immediately Additionally on April 28, 2003, options were granted for 10,000 shares to Susan H. Murphy of which 2,500 shares vested on April 28, 2003, 2,500 shares will vest on April 28, 2004, 2,500 shares will vest on April 28, 2005 and 2,500 shares will vest on April 28, 2006.


Newman M. Marsilius, a former Director, had previously been granted options for 10,000 shares, which fully vested on April 27, 1998 upon his retirement from the Board; the Board extended the exercise date for his options to expiration of the Plan.

On February 24, 2004, the Board of Directors adopted a resolution to suspend the granting of stock options to directors. No options have been granted to directors since April 28, 2003 and none will be granted until further notice.

STOCK PURCHASE CASH AWARD PLAN

Effective February 24, 2004, the Board of Directors adopted a resolution to implement a Stock Purchase Cash Award Plan which is intended to more closely align the Board with long-term shareholder value.

The Plan calls for a cash award to be paid to Directors which will be determined at the first Board meeting following the annual meeting. The amount of the award will be recommended to the full Board by the Chairman of the Board, the President and Chief Executive Officer and the Chairman of the Compensation Committee based on their evaluation of improvement in shareholder value as indicated by share price movement, return on assets, budget accomplishment and corporate long-range planning. All directors will receive the same amount and awards will not exceed $10,000 per year.

As the Plan title implies, Directors are expected to buy company stock on the open market or exercise previously granted stock options with their after-tax proceeds of the cash award.

                                      (9)

COMMITTEE STRUCTURE

There is an Executive Committee of the Board of Directors, which is composed of Mr. Penisten as Chairman, and Mr. Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. There were no meetings of the Executive Committee during 2003.

There is an Audit Committee of the Board of Directors, which is composed of Mr. Holden as Chairman, and Messrs. Ward and Moore.

The members of the Audit Committee are "independent" as such term is defined in
Section 121A of the American Stock Exchange's listing standards and Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Ward is the "audit committee financial expert" as such term is defined in applicable SEC regulations. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as Appendix A to the proxy statement for the annual meeting which was held on April 28, 2003. The Audit Committee will be reviewing the charter to determine if any adjustments need to be made as a result of new American Stock Exchange Rules.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee as required by the Independence Standards Board, and has considered the compatibility of nonaudit service with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during 2003.

                                      (10)

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as the Company's independent auditors for the 2004 audit.

Richmond Y. Holden, Jr., Audit Committee Chair

Stevenson E. Ward III, Audit Committee Member and Audit Committee Financial
Expert

Wayne R. Moore, Audit Committee Member



NOMINATING COMMITTEE

The functions of the Nominating Committee are performed by the whole Board. Board of Director nominations are recommended for the entire Board's selection by a majority of the Board's "independent directors", as such term is defined in
Section 121A of the American Stock Exchange's listing standards. Because the Board's procedure is permissible under the American Stock Exchange's new rules adopted on December 1, 2003, the Board has not established a separate Nominating Committee, and because there is no separate Nominating Committee, there is no charter for the same. However, at or before the Board meeting to be held the same day as the Annual Meeting (April 26, 2004), the Board expects to adopt one or more resolutions formalizing its procedures for nominating directors.
The Board will consider nominees for directors recommended by shareholders, and such recommendations may be made by submitting in writing to the Board at least sixty (60) days prior to the annual meeting at which the election of directors is to be held (subject to certain requirements set forth in the by-laws), care of the Secretary at the Company's principal executive office, the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

The Board follows the same evaluation procedures whether a candidate is recommended by directors or shareholders. In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration.

                                      (11)

BOARD OVERSIGHT COMMITTEE

On November 3, 2003, a temporary Board Oversight Committee was established to evaluate and recommend actions related to the size of the Board and the disciplines needed by its members. The Committee will also address (1) the possible need for a mandatory retirement age for Directors and (2) any other issue which it determines will improve Board performance and effectiveness. The Committee is composed of Mr. Holden as Chairman, Mr. Dunbar and Ms. Murphy.


EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE AND INSIDER PARTICIPATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. During 2003, the Committee was composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, Messrs. Holden, and Penisten and Ms. Murphy. The Committee had two meetings during 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

     - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

     - Directly relating compensation to both Company and individual performance.

     - Ensuring compensation levels that are externally competitive and internally equitable.

Following is a description of the elements of the Company's executive compensation program and how each relates to the objectives and policy outlined above.

                                      (12)

BASE SALARY

The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

By design, we strive to set executives' salaries at competitive market levels.

ANNUAL INCENTIVES

Annual incentive award opportunities are made available to executives to recognize and reward corporate and individual performance. The plan in effect for 2003 provided for an incentive bonus based on the achievement of corporate profitability goals set for each individual, based upon his area of responsibility. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success and corporate goals. The bonuses awarded in 2003 to top management are listed in the Summary Compensation Table below.

In 2004, the incentive plan criteria will be similar to the plan in 2003.

STOCK OPTION INCENTIVES

The Company's stock option compensation program is administered by the Board of Directors, which acts upon recommendations of the Compensation Committee. The purpose of the Company's Employee Stock Option Plan is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and shareholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Board believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.
The Company's Amended and Restated Stock Option Plan terminated on February 24, 2002, at which time options previously granted under the Plan continue to vest and to be exercisable in accordance with their terms; however, no new options may be granted under the Plan after February 24, 2002. The Company adopted a new stock option plan, effective February 26, 2002.

The following options were granted in 2003:

         Options for 20,000 shares were granted to Walter C. Johnsen on June 23, 2003 of which 5,000 shares vested on June 23, 2003, 5,000 will vest on June 23, 2004, 5,000 shares will vest on June 23, 2005, and 5,000 shares will vest on June 23, 2006.

                                      (13)

         Options for 15,000 shares were granted to Brian S. Olschan on June 23, 2003 of which 3,750 shares vested on June 23, 2003, 3,750 will vest on June 23, 2004, 3,750 shares will vest on June 23, 2005, and 3,750 shares will vest on June 23, 2006.

         Options for 5,000 shares were granted to James A. Benkovic on June 23, 2003 of which 1,250 shares vested on June 23, 2003, 1,250 will vest on June 23, 2004, 1,250 shares will vest on June 23, 2005, and 1,250 shares will vest on June 23, 2006.

         Options for 7,500 shares were granted to Paul G. Driscoll on June 23, 2003 of which 1,875 shares vested on June 23, 2003, 1,875 will vest on June 23, 2004, 1,875 shares will vest on June 23, 2005, and 1,875 shares will vest on June 23, 2006.

         The Board also granted options for 32,500 shares in the aggregate to five other employees with staggered vesting dates through September 2, 2006.

RATIONALE FOR CEO COMPENSATION

Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance.

COMPENSATION COMMITTEE

George R. Dunbar, Chairman
Richmond Y. Holden, Jr.
Susan M. Murphy
Gary D. Penisten

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an officer of the Company.

                                      (14)

                               ANNUAL COMPENSATION
---------------------------- ---- --------- ------- --------------- ------------
                                                      Other Annual    All Other
Name and Principal Position  Year Salary(1)  Bonus  Compensation(2) Compensation
---------------------------- ---- --------- ------- --------------- ------------
Walter C. Johnsen            2003 $307,365  $65,000     $  0           $   0
President & Chief            2002 $287,231  $60,000     $  0           $   0
Executive Officer            2001 $257,346  $43,125     $  0           $   0
---------------------------- ---- --------- ------- --------------- ------------
Brian S. Olschan             2003 $264,632  $45,000     $  0           $   0
Executive Vice President     2002 $247,008  $40,000     $  0           $   0
& Chief Operating            2001 $220,067  $36,563     $  0           $   0
Officer (3)
---------------------------- ---- --------- ------- --------------- ------------
Paul G. Driscoll             2003 $147,442  $25,000     $  0           $   0
Vice President-Chief         2002 $128,686  $10,000     $  0           $   0
Financial Officer (4)        2001 $ 96,615  $  0        $  0           $   0
---------------------------- ---- --------- ------- --------------- ------------
James A. Benkovic            2003 $153,683  $30,000     $  0           $   0
Vice President-              2002 $143,616  $17,000     $  0           $   0
Consumer Sales (5)           2001 $128,673  $11,250     $  0           $   0
---------------------------- ---- --------- ------- --------------- ------------
Larry H. Buchtmann           2003 $152,600  $  0        $  0           $   0
Vice President-              2002 $151,346  $17,000     $  0           $   0
Manufacturing (6)            2001 $138,894  $11,250     $  0           $   0
---------------------------- ---- --------- ------- --------------- ------------

(1) Effective 1997, the Company changed its payroll payment cycle from monthly to bi-weekly. The salary reported is gross wages paid, which varies slightly from annual compensation.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or ten (10%) percent of the total amount of annual salary and bonus for any named individual.

(3) Brian S. Olschan joined Acme as Senior Vice President-Sales and Marketing on September 12, 1996. He was promoted to Executive Vice President and Chief Operating Officer on January 25, 1999.

(4) Paul G. Driscoll joined Acme as Director, International Finance and Planning on March 19, 2001. He was named Vice President and Chief Financial Officer, Secretary and Treasurer on September 23, 2002.

(5) James A. Benkovic joined Acme as Western Regional Sales Manager on June 18, 1990. He was promoted to Vice President of Sales - Consumer Products on October 1, 1991.

(6) Larry H. Buchtmann joined Acme as Vice President-Manufacturing on March 17, 1998.

                                      (15)

OPTION GRANTS IN LAST FISCAL YEAR
AND POTENTIAL REALIZABLE VALUES

The following table provides information concerning each option granted during the last fiscal year to each of the named executive officers and the potential realizable value of such options at certain assumed rates of stock appreciation.


                                Individual Grants
  -------------------- ----------- ------------ ----------- ----------------- ----------------
                                                                                  Potential
                                                                                  Realizable
                                                                                   Value at
                                                                                Assumed Annual
                                    % of Total                                  Rates of Stock
                       Number of      Options                                       Price
                         Shares     Granted to                                   Appreciation
                       Underlying  Employees in                                   for Option
                         Options      Fiscal    Exercise or                         Term
         Name          Granted (1)     Year     Base Price   Expiration Date      5%      10%
  -------------------- ----------- ------------ ----------- ----------------- ----------------
  Walter C. Johnsen      20,000        25.0%    $4.00 per    June 23, 2013    $50,000 $127,000
                                                share
  -------------------- ----------- ------------ ----------- ----------------- ----------------
  Brian S. Olschan       15,000        18.8%    $4.00 per    June 23, 2013    $38,000 $ 96,000
                                                share
  -------------------- ----------- ------------ ----------- ----------------- ----------------
  James A. Benkovic       5,000         6.3%    $4.00 per    June 23, 2013    $13,000 $ 32,000
                                                share
  -------------------- ----------- ------------ ----------- ----------------- ----------------
  Paul G. Driscoll        7,500         9.4%    $4.00 per    June 23, 2013    $19,000 $ 48,000
                                                share
  -------------------- ----------- ------------ ----------- ----------------- ----------------

(1) The dates on which the shares vest are summarized under the heading Stock Option Incentives in the preceding pages.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                      (16)

---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
                                                                                                             Value of
                                                                           Number of Securities       Unexercised In-the-Money
                                                                          Underlying Unexercised     Options/SARs at Fiscal Year
                                                                        Options/SARs at Fiscal Year            End
                              Shares Acquired                            End (#) (1) Exercisable/      ($)(1)(2) Exercisable/
           Name               on Exercise (#)    Value Realized ($)            Unexercisable               Unexercisable
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Walter C. Johnsen                   -0-                 $0                 282,500/27,500                 $636,000/$52,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Brian S. Olschan                    -0-                 $0                 138,750/21,250                 $345,000/$41,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Paul G. Driscoll                    -0-                 $0                  15,125/13,375                 $ 27,000/$21,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
Larry H. Buchtmann                  -0-                 $0                  50,500/ 4,500                 $126,000/$11,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------
James A. Benkovic                   -0-                 $0                  47,000/ 8,000                 $112,000/$16,000
---------------------------- ------------------ ------------------- ------------------------------ ------------------------------

(1)  The Company has no unexercised SARs.

(2) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 2003, the last trading day of the fiscal year.

ACME UNITED CORPORATION RETIREMENT PLANS

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter
C. Johnsen, Brian S. Olschan, Paul G. Driscoll and Larry H. Buchtmann and $3,985 for James A. Benkovic. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

                                      (17)

CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE PAY PLAN

The Company has a Salary Continuation Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This plan covers Walter C. Johnsen, Brian S. Olschan, Paul G. Driscoll, James A. Benkovic and Larry H. Buchtmann and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. First, the plan provides that in the event of such a change in control each such key employee would have specific rights and receive certain benefits if, within one year after such change in control (two years for officers who like Mr. Johnsen and Mr. Olschan are also directors), either the employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such disposition. Secondly, any such key employee resigning within six (6) months after the disposition of the Company (one year for certain officers who like Mr. Johnsen and Mr. Olschan are also directors) would be entitled to a similar payment. Under the first scenario Messrs. Johnsen and Olschan would be entitled to thirty (30) months' compensation, respectively and Messrs. Driscoll, Benkovic and Buchtmann eighteen (18) months compensation. Under the second scenario, Messrs. Johnsen and Olschan would be entitled to twenty-four (24) months', and Messrs. Driscoll, Buchtmann and Benkovic would be entitled to six (6) months' compensation.

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65 and having at least one (1) year of Company service. This Plan covers Messrs. Johnsen, Olschan, Driscoll, Benkovic and Buchtmann and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily, his/her responsibility, status or compensation is reduced, or if he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months compensation based upon the level of his/her non-deferred compensation in effect immediately preceding such termination. Under the Plan Messrs. Johnsen and Olschan would be entitled to nine (9) months' compensation, and Messrs. Driscoll, Benkovic and Buchtmann six (6) months' compensation, upon such severance. This plan applies only if the Salary Continuation Plan does not apply.

PERFORMANCE GRAPH

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                      (18)

The graph compares the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $10 million to $20 million. The peer group includes the following companies: Ablest Incorporated, Advanced Photonix CL A, Amcon Distributing Co, American Insured MTG 84, American Shared Hosp SVC,Amreit Inc., ATC Healthcare Inc. CL A, Avitar Inc., AXS-One Inc., Bell Industries Inc., Bexil Corp., Blackrock CA Inv QMT, Blackrock FL IQMT, Blackrock NJ INVST QLTY, Blackrock NY INVST QLTY, Blonder Tongue Labs, Bolt Technology Corp., Cap Rock Energy Corp., Cardiotech International Inc., Carmel Container System, Cheniere Energy Inc., Cognitronics Corp., Competitive Technologies, Core Molding Tech Inc., Cornerstone Bancorp, Cortex Pharmaceuticals, CPI Aerostructures Inc., Cybex International, Danielson Holding Corp., Decorator Industries, Decorize Inc., Eagle Broadband Inc., Earl Sheib Inc., Elite Pharmaceuticals, Empire Resources Inc., Equidyne Corporation, Excel Maritime Carriers, First American MN Muni Inc., First City Bank CT, Five Star Quality Care Inc., Flanigan's Enterprise Inc., Franklin Electronic Publication, Friedman Industries Inc., Genetronics Biomedical, Goldfield Corp, Golf Trust of America, Graham Corp, Gristedes Foods Inc., Grupo Simec S A ADR, Halifax Corporation, Heartland Partners L.P., Hersha Hospitality Trust, Hi-Shear Technology Corp., Imageware Systems Inc.,Investors Capital Holdings, Jinpan International Ltd., Kentucky First Bancorp, Kinark Corp., Lifepoint Inc., Lynch Corp., McRae Industries CLA, Medical Technology Systems, Merrimac Industries Inc., Michael Anthony Jewelers, Movie Star Inc., Natural Gas Services Group, New Dragon Asia Corp., North American Galvanizing, Northern Technology, The Ohio Art Company, ON2 Technoligies Inc., Overhill Farms Inc., Phoenix Footwear Group, Piccadilly Cafeterias, Pittsburgh and WV Railroad, PLC Systems Inc., Proterion Corp., REFAC, Rica Foods Inc., Riviera Holdings Corp., Rotonics Manufacturing, Sherwood Brands Inc., Sifco Industries Inc., Southern Banc Co., Southfirst Bancshares, Stephen Company, Sterling Cap CP, Streettracks DJ Global, Streettracks DJ US LC VL, Streettracks DJ US SM CP, Sunair Electronics Inc., Sunlink Health Systems, Sussex Bancorp, Tech Flavors and Fragrance, Tech-Ops Sevcon Inc., Tengasco Incorporated, Tofutti Brands Inc., United Guardian Inc., Urecoats Industries Inc., Valpey Fisher Corp., Versar Inc., Vicon Industries, Viragen Inc., Vita Food Products Inc., Wellco Enterprises Inc.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in the Company's line-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in the Company's line-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                                      (19)

                            (Printer: Insert Graph)

        COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
                                AMEX MARKET INDEX

--------------------------------FISCAL YEAR ENDED-------------------------------
                           1998      1999      2000      2001     2002      2003

ACME UNITED CORP         100.00     50.00    125.02    173.33   167.11    240.00
PEER GROUP INDEX         100.00    121.27     62.45     54.31    37.62     64.94
AMEX MARKET INDEX        100.00    124.67    123.14    117.47   112.78    153.50


SELECTION OF AUDITORS

The Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

Representatives of Ernst & Young LLP are expected to be present at the 2004 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.

POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

Beginning May 6, 2003 and on an ongoing basis, the Audit Committee is required to pre-approve all services rendered by the Company's independent auditors prior to the engagement of the auditors with respect to such services. During 2002 and 2003, the Audit Committee pre-approved all services with the exception of certain tax advice projects which had begun prior to May 6, 2003 (the effective date of the pre-approval requirements for audit committees).

FEES TO AUDITORS

A.   Audit Fees

          Audit fees for the 2002 and 2003 audits were $134,000 and $178,000, respectively.

B.   Audit Related Fees

          Audit related fees for 2002 and 2003 were $9,000 and $8,000, respectively. Audit related services generally include fees for pension audits and accounting consultations.

C.   Tax Fees

          Tax fees for 2002 and 2003 were $64,000 and $38,000, respectively. Tax services include fees for tax compliance, tax advice, and tax planning.

D.   All other Fees

          None.

The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining Ernst & Young's independence.

                                      (20)

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company Common Stock(collectively referred to herein as "Insiders"), to file with the SEC and the American Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2003 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


SHAREHOLDER PROPOSALS AND COMMUNICATIONS

The Company has established a process for shareholders to send communications to the Board of Directors, as described in this section.

To allow sufficient time for preparation of the proxy and proxy statement, shareholder proposals for presentation at the Annual Meeting scheduled for April 25, 2005 must be received by the Secretary of the Company no later than November 22, 2004.

In addition, the Company's by-laws provide that any shareholder wishing to make a nomination for the office of director at the 2004 Annual Meeting must give the Company at least sixty (60) days' advance notice, and that notice must meet certain requirements set forth in the by-laws. Shareholders may request a copy of the by-laws from the Secretary of the Company.

The communications described above should be addressed to Secretary, Acme United Corporation, 1931 Black Rock Turnpike, Fairfield, Connecticut 06825, who will forward them to all Board members within a reasonable time after receipt.

Shareholders may also direct communications not described above to the Secretary at the same address. If the shareholder wishes the communication to be sent to one or more specific Board members only, the addressee should be the specific Board member(s), "c/o Secretary", who will then forward the communication to such Board member(s). If one or more specific Board members are not designated for such other communication, the communication will be forwarded to the entire Board.

                                      (21)

OTHER BUSINESS

Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of proxies is being made by management through the mail, in person and by telephone. The Company will be responsible for costs associated with this solicitation.




By Order of the Board of Directors
Paul G. Driscoll, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825
March 29, 2004

                                      (22)